EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77I: Terms of New or Amended Securities

EXHIBIT B:
  Attachment to item 77Q1: Exhibits

------------------------------------------------------------------

EXHIBIT A:
Sub-Item 77I:  Terms Of New Or Amended Securities

The following are new series of WT Investment Trust I:

Large Cap Growth Series
Large Cap Value Series
Mid Cap Value Series
Small Cap Value Series
Small Cap Core Series
International Multi-Manager Series
Prime Money Market Series
U.S. Government Series
Tax-Exempt Series
Intermediate Bond Series
Municipal Bond Series



EXHIBIT B:
Sub-Item 77Q1:  Exhibits

e. 1. Form of Advisory Agreement between WT Investment Trust I and Wilmington Trust Company previously filed as Exhibit
(d)(i) to WT Mutual Fund's Post-effective Amendment No. 8 on
Form N-1A on August 12, 1999 (SEC File No. 811-08648) and incorporated herein by reference.

2. Form of Advisory Agreement between WT Investment Trust I and
Rodney Square Management Corporation previously filed as
Exhibit (d)(ii) to WT Mutual Fund's Post-effective Amendment
No. 8 on Form N-1A on August 12, 1999 (Investment Company
Act File No. 811-08648) and incorporated herein by reference.

3. Form of Advisory Agreement between WT Investment Trust I and
Cramer Rosenthal McGlynn LLC was filed as exhibit (d)(iii) with the Securities and Exchange Commission on Form N-1A on August 12, 1999 and incorporated herein by reference.

4. Form of Advisory Agreement between WT Investment Trust I and Roxbury Capital Management LLC previously filed as Exhibit
(d)(iv) to WT Mutual Fund's Post-effective Amendment No. 8 on Form N-1A on August 12, 1999 (SEC File No. 811-08648) and incorporated herein by reference.